EXPLANATORY NOTE

This is an “exhibits-only” post-qualification amendment to an offering statement on Form 1-A filed by GRIT BXNG at Home LLC (“GRIT”). Such offering statement (SEC File No. 024-11392) was originally filed by GRIT on December 23, 2020, was amended by GRIT on multiple occasions thereafter and was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2021.

The purpose of this post-qualification amendment is to file the Third Amended and Restated Offering Listing Agreement, dated May 28, 2021, between GRIT BXNG at Home LLC and OpenDeal Broker LLC, the Escrow Agency Agreement, dated March 5, 2021, between GRIT BXNG At Home, Inc. and Prime Trust, LLC and the Form of Subscription Agreement.

PART III

EXHIBITS

Exhibit No.	Description
1.1	Third Amended and Restated Offering Listing Agreement, dated November 3, 2020, between GRIT BXNG at Home LLC and OpenDeal Broker LLC.**
3.1	Certificate of Formation filed with the Delaware Secretary of State on August 21, 2020*
3.2	Certificate of Conversion filed December 3, 2020 with the Delaware Secretary of State on December 3, 2020*
3.3	Certificate of Incorporation filed with the Delaware of Secretary of State on December 3, 2020*
3.4	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on December 17, 2020*
3.5	Bylaws, dated December 3, 2020, of GRIT BXNG AT Home, Inc.*
3.6	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on February 9, 2021*
3.7	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on February 19, 2021*
4.1	Form of Subscription Agreement**
4.2	Intercompany Notes*
10.1	Power of Attorney (included on the signature page of Form 1-A)*
10.2	Escrow Agency Agreement dated March 5, 2021 between GRIT BXNG At Home, Inc. and Prime Trust, LLC**
10.3	Product Development Agreement between GRIT BXNG At Home, Inc. and Industrial Design, LLC dated November 3, 2020. *#
11.1	Consent of TaxDrop LLC*
11.2	Consent of Gracin & Marlow, LLP (included in exhibit 12.1)*
12.1	Opinion of Gracin & Marlow, LLP*
15.1	Code of Business Conduct and Ethics*

*	Previously filed
**	Filed herewith
#	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to confidential treatment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 4, 2021.

GRIT BXNG At Home, INC.

/s/ William Zanker
William Zanker
Chief Executive Officer, President and Chairman

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ William Zanker	Chairman of the Board of Directors,	June 4, 2021
William Zanker	Chief Executive Officer and President (principal executive officer)

/s/ Christopher Murray	Chief Operating Officer (principal financial and	June 4, 2021
Christopher Murray	accounting officer); Director

/s/ Ediva Zanker	Director	June 4, 2021
Ediva Zanker

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